                                                                   Exhibit 10.16

                                     LEASE

     THIS LEASE made this 20th day of November, 1998 by and between INDIAN
HILLS SHOPPING CENTER PARTNERSHIP D/B/A INDIAN HILLS SHOPPING CENTER an Arkansas General Partnership, (Landlord), and BANK OF THE OZARKS WCA, (Tenant):

     WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                   ARTICLE I

                                   EXHIBITS

     The exhibits listed below and attached to this Lease are incorporated herein by this reference:

     EXHIBIT "A"  Legal description of real estate to be developed for a shopping center (hereinafter called "Total Tract").

     EXHIBIT "B"  Plot Plan of Total Tract, showing existing and proposed improvements and depicting Total Tract with existing and future improvements being hereinafter called "the Center".

     EXHIBIT "C"  Description of Landlord's Work and Tenant's Work.

     EXHIBIT "E"  Sign criteria applicable to Tenant.

     Notwithstanding Exhibit A, B or C or anything else in this Lease contained, Landlord reserves the unlimited right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (as defined in Section 5.1), and to design and decorate any portion of the Center as it desires, in Landlord's discretion reasonably exercised.

                                  ARTICLE II

                           LEASED PREMISES AND TERM

Section 2.1.  Leased Premises.

     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the space (in the Center) designated as Unit 6929 JFK, Ste. 4 outlined in red on Exhibit "B" (herein called "the premises"), with a front width of approximately 30' and a depth of approximately 50', measured to the center line of all party or common walls, to the exterior faces of all other walls, and to the building line where there is no wall, containing approximately 1,500 square feet (the actual number of square feet, when the premises are completed, being herein called the "Store floor area").

Section 2.2.  Roof and Walls.

     Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, installing, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the premises and serving other parts of the Center not materially interfere with Tenant's use of the premises. Tenant shall have no right whatsoever in the exterior of exterior or the roof of the premises or any portion of the Center outside the premises, except as provided in Section 5.2 hereof.

Section 2.3.  Lease Term.

     The "Rental and Commencement" Date shall be the earlier to occur of (a) the date that Tenant opens for business, or (b) December 1, 1998. Should that date be other than the first day of the month, then the rent shall be prorated to the first day of the following month (hereinafter called the "Commencement Date") so that each month thereafter a full month's rent shall be due and payable on the first day of each month and continuing for a period of one (1) year.

Section 2.4.  Lease Year Defined.

     "Lease Year" as used herein, means a period of twelve consecutive months during the "Lease Year" commencing on the "Commencement Date" of any calendar year.

                                  ARTICLE III

                       LANDLORD'S WORK AND TENANT'S WORK

Section 3.1.  Tenant's Work.

     Tenant agrees to accept Unit 6929 JFK, Ste. 4 in its present "as is" condition, except as provided in Exhibit "C" attached hereto. Further alterations of this unit will be at the Tenant's sole expense and deemed to be Tenant's Work, including but not limited to all work designated as Tenant's work in Exhibit "C", and Tenant shall do and perform all Tenant's Work diligently and promptly and in accordance with the following provisions.

Section 3.2.  Tenant's Obligations Before Commencement Date.

     Within 15 days hereafter, Tenant will submit to Landlord one (1) set of plans and specifications for all of Tenant's Work to be done within the premises ("Tenant's Plans"). As soon as reasonably possible thereafter, Landlord shall notify Tenant of any failures of Tenant's Plans to meet with Landlord's approval. Tenant shall, within 15 days after receipt of any such

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notice cause Tenant's Plans to be revised to the extent necessary to obtain
Landlord's approval and resubmitted for Landlord's approval. When Landlord has approved the original or revised Tenant's Plans, Landlord shall initial and return one set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference.

     Tenant shall commence such work promptly upon approval of its plans and complete the same, install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the 90th day after the date of this lease.

                                  ARTICLE IV

                                     RENT

Section 4.1. Minimum Rent.

     Tenant covenants and agrees to pay to Landlord, without notice, demand or set off, in lawful currency of the United States of America at the time of payment for all debts, public and private, at Landlord's notice address (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the premises:

          (i) Commencing upon the Commencement Date and continuing until the last day of the first (1/st/) Lease Year "Minimum Annual Rent" of SEVENTEEN THOUSAND THREE HUNDRED NINETY DOLLARS ($17,390.00) per annum, payable at the rate of ONE THOUSAND FOUR HUNDRED FORTY NINE AND 17/100's DOLLARS ($1,449.17) per month, and payable on the first day of each month.

Section 4.2.  Miscellaneous Rent Provisions.

     Any rent or other amounts to be paid by Tenant which are not paid when due shall bear interest from the date due until fully paid at the lesser of 10% per annum or the highest legal rate which Tenant may be required to pay in the State where the Center is located. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month.

     Tenant will preserve for at least three (3) years at Tenant's Notice Address all original books and records (including electronic data storage), tax returns, federal and state, and state sales tax disclosing information pertaining to gross sales and such other information respecting gross sales as Landlord requires. Landlord and its agents shall have the right during business hours to examine and audit such books and records. If such examination of audit discloses a liability for Percentage Rent 2% or more in excess of the Percentage Rent paid by Tenant for any period, Tenant shall promptly pay Landlord the cost of said audit and the deficiency in rents, which deficiency shall be payable in any event.

Section 4.5.  Real Estate Taxes.

     A. Definition. As used in this Section 4.5 the term "real estate taxes" shall mean and include all real estate taxes, public and governmental charges and assessments, including all

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extraordinary or special assessments, all costs and fees incurred by Landlord in contesting or negotiating with public authorities as to any of the same and all sewer and other taxes and charges, but shall not include taxes on Tenant's machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay all taxes upon or attributable to such excluded property without apportionment.

     B. Tenant's Share. Tenant shall pay to Landlord, as additional rent, its proportionate share of all real estate taxes upon the Center which become due or payable during this Lease Term, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or year. Tenant's proportionate share of any such taxes shall be that portion of such taxes which bears the same ratio to the total real estate taxes on Landlord's Tract as the Store floor area bears to the rentable floor area on the Center (hereinafter called "Rentable Floor Area") as of the Commencement Date or the first day of the calendar year in which such taxes are due or payable. Rentable Floor Area occupied by certain stores, and tenants in free standing premises who are obligated to pay real estate taxes specifically upon specific improvements or a specific parcel of land, and the real estate taxes paid by them, shall not be included in computing Tenant's obligations under this Section. Tenant's share of taxes for the first (1st) year shall be THIRTY FIVE CENTS ($0.35) per square foot which equals FIVE HUNDRED TWENTY FIVE DOLLARS ($525.00) per annum to be paid at a rate of FORTY THREE & 75/100's DOLLARS ($43.75) per month.

     C. Payment by Tenant. Tenant's proportionate share of real estate taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by the Landlord, one such installment being due on the first day of each full or partial month of each full or partial calendar year during the Lease Term. Such monthly installments shall increase or decrease upon notice from Landlord given after the actual or anticipated amounts of real estate taxes due or payable in a particular calendar year are determined. Following the close of each full or partial calendar year during the Lease Term, the actual amount of real estate taxes due or payable shall be computed by Landlord and any excess paid by Tenant during such calendar year over the actual amount Tenant is obligated to pay hereunder shall be credited to the next payment, and within ten (10) days after written notice from Landlord any deficiency owed shall be paid by Tenant.

     D. Other Taxes. Any tax, charge, impositions, or assessment of any governmental, municipal, or other authority levied, assessed or imposed on account of the payment by Tenant or receipt by Landlord or based in whole or in part upon, the rents in this Lease reserved or upon the Center or the value thereof shall be paid by Tenant.

Section 4.6.  Sprinkler System.

     Landlord in its sole discretion, may provide, install on a stand grid, and maintain a sprinkler system in the premises.

Section 4.7.  Additional Rent.

     All amounts required or provided to be paid by Tenant under this Lease shall be deemed rent, and the failure to pay the same shall be treated in all events as the failure to pay rent.

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Section 4.8.  Payments for Tenant.

     If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable by Tenant with the first installment of Minimum Annual Rent thereafter becoming due and payable, and may be collected as by law provided in the case of rent.

                                   ARTICLE V

                     PARKING AND COMMON USE AND FACILITIES

Section 5.1  Common Areas.

     All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multistory parking facilities (if any), package pickup stations, pedestrian sidewalks, mails, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce rules and regulations with respect to all common areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "D" attached hereto and all amendments thereto which are applicable to tenants at the Center.

     Landlord shall have the right from time to time to: change the sizes, locations, shapes and arrangements of parking areas and other Common Areas: restrict parking by employees to designated areas; construct surface, subsurface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; and do and perform such other acts in and to said areas and improvements as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers, business invitees and employees.

Section 5.2.  Use of Common Areas.

     Tenant and its business invitees, employees and customers shall have the nonexclusive right in common with Landlord and all others to whom Landlord has granted or any hereafter grant rights, to use the Common Areas subject to such rules and regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall pay Landlord, upon demand, $10.00 for each car or other vehicle for each day on which such car or other vehicle of Tenant, or a concessionaire, employee or agent of Tenant is parked outside any areas designated by Landlord for employee parking. Tenant authorizes Landlord to cause any such car to be towed from the Center and Tenant shall reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may at any time close temporarily any

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Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for other reasonable purposes. Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

                                  ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREA

Section 6.1.  Expense of Operating and Maintaining the Common Facilities.

     Landlord will operate, maintain and repair or cause to be operated, maintained or repaired, the Common Area of the Center. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be at the option of Landlord, all costs and expenses of protecting, operating, repairing, repaving, lighting, cleaning, painting, striping, maintaining landscape and building sprinkler systems, insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance against liability for personal injury, death and property damage and workmen's compensation insurance), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic inspecting, repairing and maintaining of machinery and equipment used with the operation of the Common Areas, cost and expense of landscaping and shrubbery, expenses of utilities together with an administrative and overhead charge equal to 15% of all of the foregoing and all other of Landlord's Common Area Costs.

Section 6.2  Tenant to Bear Pro Rata Share of Expense.

     Tenant will pay Landlord in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs for each calendar year during the Lease Term which bears the same ratio to the total of Landlord's Common Area Costs as the Store floor area at the Commencement of such calendar year bears to all Rentable Floor Area rented or occupied by tenants on the Center.

     Tenant's share of Landlord's Common Area costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit to next payment of any excess or payment of any deficiency by Tenant within ten days, Landlord's records of Landlord's Common Area Costs for a period shall be available for inspection by Tenant at Landlord's Notice Address for 6 months after Landlord notifies Tenant of Tenant's share of Landlord's Common Area Costs for such period. Tenant's share of the Common Area Maintenance for the first (1/st/) lease year shall be THIRTY FIVE CENTS ($0.35) per square foot which equals to FIVE HUNDRED TWENTY

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FIVE DOLLARS ($525.00) per annum to be paid at a rate of FORTY THREE & 75/100's
DOLLARS ($43.75) per month.

                                  ARTICLE VII

                            UTILITIES AND SERVICES

Section 7.1.  Utilities.

     Tenant shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord. Tenant shall be solely responsible for and promptly pay all charges for use or consumption or sewer, gas, electricity, water and all other utility services. If Landlord makes available electrical service, Tenant agrees to purchase the same from Landlord and pay Landlord for the electrical service (based upon Landlord's determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and provided for partial months) commencing on the commencement date as herein defined, at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services to the premises if it provided such services and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such electrical service. If Landlord elects to supply water, Tenant shall pay Landlord at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such services to the premises if it provided such services and metered the same directly to the premises but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the water utility applicable to the size of meter which would have been installed by Tenant in or for the premises. TENANT SHALL PAY LANDLORD AN ADDITIONAL TEN DOLLARS ($10.00) PER MONTH FOR WATER.

                                 ARTICLE VIII

                         CONDUCT OF BUSINESS BY TENANT

Section 8.1  Use of Premises.

     The premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of Banking & Related Services and for no other purpose.

Section 8.2.  Prompt Occupancy and Use.

     Tenant will occupy the premises upon the Commencement Date and thereafter continuously operate and conduct in 100% of the premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with a full staff and full stock of merchandise, using only such minor portions of the premises for storage and office purposes as are reasonably required. In addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section 8.2.

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Section 8.3.  Conduct of Business.

     Such business shall be conducted (a) in Tenant's own name or under the name Bank of the Ozarks unless another name is previously approved in writing by the Landlord; and (b) in such manner as shall assure the transaction of a maximum volume of business in and at the premises.

Section 8.4.  Operation by Tenant.

     Tenant covenants and agrees that it will: (a) not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the premises or outside the premises; (b) store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the premises, and remove the same from the rear of the premises frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's costs; (c) not permit any sound system audible or objectionable advertising medium visible outside the premises; (d) keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the premises;
(e) not permit or cause odors to emanate or be dispelled from the premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Area; (f) not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefore, nor permit any use of vehicles which will interfere with the use of any common area in the center; (g) comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the premises, and including but not limited to the Williams-Steiger Occupational Safety and Health Act; (h) light all signs each night of the year for not less than one hour after the premises is permitted to be closed; (i) not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the premises; (j) not place a load on any floor in the Shopping Center which exceeds the floor load per square foot which such floor was designed to carry.

Section 8.5.  Storage.

     Tenant shall have in the premises only merchandise which Tenant intends to sell at, in or from the premises.

Section 8.6.  Painting, Decorating, Displays, Alterations.

     Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the premises nor any part of the interior of the premises nor make any structural or nonstructural alterations, additions or changes in or to the premises (interior or exterior) without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's approval and restore the premises to an acceptable condition or take such other action with respect thereto as Landlord directs.

Section 8.7.  Other Operations.

     If during the Lease Term, Tenant (including subsidiaries, affiliates, guarantors) directly or indirectly operates manages or has any interest whatsoever in any other store or business operated for a purpose or business similar to or in competition with all or part of the business

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permitted under Section 8.1 hereof within a radius of _____ miles of the center, it will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease and the construction of the Center.) Accordingly, if Tenant operates, manages or has such interest in any such store or business within radius, 50% of all sales made from any such other store or business shall be included in the computation of gross sales for the purpose of determining Percentage Rent under this Lease as though said sales had actually been made at, in or from the premises. Landlord shall have all rights of inspection of books and records with respect to such store or business as it has with respect to the premises; and Tenant shall furnish to Landlord such reports with respect to gross sales from such other store or business as it is herein required to furnish with respect to premises.

Section 8.8.  Sales and Dignified Use.

     No public or private auction or any fire, "going out of business", bankruptcy or similar sales or auctions shall be conducted in or from the premises and the premises shall not be used except in a dignified and ethical manner consistent with the general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of the national, state or local laws.

                                  ARTICLE IX

                        MAINTENANCE OF LEASED PREMISES

Section 9.1.  Maintenance by Landlord.

     Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This paragraph shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XVI and XVII. Except as provided this
Section 9.1 Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the premises or the Common Areas of which Tenant has knowledge.

Section 9.2.  Maintenance by Tenant.

     Tenant shall at all times keep the premises (including all entrances and vestibules) and all partitions, window and window frames and moldings, glass doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances specifically including the sprinkler system, if any) not required herein to be maintained by Landlord in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the premises, not required herein to be maintained by Landlord in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty

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excepted, (including but not limited to doing such things as are necessary to cause the premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to the Williams-Steiger Occupational Safety and Health Act). If replacement of equipment, fixtures and appurtenances thereto are necessary, Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and repair all damages done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder.

Section 9.3.  Surrender of Premises.

     At the expiration of the tenancy hereby created, Tenant shall surrender the premises in the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for and all combinations on locks, safes and vaults in, the premises to Landlord at Landlord's Notice Address.

                                   ARTICLE X

                SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

Section 10.1.  Fixtures.

     All fixtures installed by Tenant shall be new or completely reconditioned, free from all liens and encumbrances of any kind.

Section 10.2.  Removal and Restoration by Tenant.

     All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove the same. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the premises prior to the end of this Lease Term, they shall become Landlord's property.

Section 10.3.  Tenant Shall Discharge All Liens.

     Tenant shall promptly pay all contractors and materialmen, and not permit or suffer any lien to attach to the Shopping Center or any part thereof, and indemnify and save harmless Landlord against the same. Landlord shall have the right to require Tenant to furnish a bond or other indemnity satisfactory to Landlord prior to the commencement of any work by Tenant on the premises, or if any lien attaches or is claimed, to require such a bond or indemnity in addition to all other remedies.

Section 10.4.  Signs, Awning and Canopies.

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

     Tenant will not place or permit on any exterior door or window or any wall of the premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which do not comply with the Sign Criteria set forth in Exhibit "E" attached hereto.

                                  ARTICLE XI

                                   INSURANCE

Section 11.1.  By Landlord.

     Landlord shall carry public liability insurance on the Common Area of the Center providing coverage of not less than $1,000,000 against liability for bodily injury including death and personal injury for any one occurrence and $250,000 property damage insurance, or a combined single limit insurance in the amount of $1,000,000.

     Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on the Center, including the premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "C" and "C-2" as the Tenant's Work (excluding wall covering, floor covering, carpeting and drapes), and improvements erected by Landlord in the Center. Tenant agrees to pay Landlord, as additional rent, FIFTEEN CENTS ($0.15) per year for each square foot of Store floor area payable in equal installments on the first day of every calendar month during this Lease Term, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted upward or downward (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage. Tenant's share of insurance for the first (1st) year shall be FIFTEEN CENTS ($0.15) per square foot which equals to TWO HUNDRED TWENTY FIVE DOLLARS ($225.00) per annum to be paid at a rate of EIGHTEEN AND 75/100's DOLLARS ($18.75) per month.

Section 11.2.  By Tenant.

     Tenant agrees to carry public liability on the premises during the term hereof, covering the Tenant and naming the Landlord as an additional named insured with terms and companies satisfactory to Landlord, for limits of not less than $1,000,000.00 for bodily injury, including death, and personal injury for any one occurrence, $250,000.00 property damage insurance or a combined single limit of $1,000,000.00. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and/or completed operations liability and providing that Landlord and Tenant shall be given a minimum of thirty (30) days' written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time included in standard Fire and Extended Coverage insurance, for the full insurable value, covering all of Tenant's merchandise, trade fixtures, furnishings, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the premises. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase at any time, and from time to time. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with.

Section 11.3.  Mutual Waiver of Subrogation Rights.

     Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the premises, or in connection with property on or activities conducted on the premises and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty
(30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

Section 11.4.  Waiver.

     Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, damage, including, but not limited to consequential damages to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Center including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Center in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or down spout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or premises; (h) the escape of steam or hot water; (i) water, snow or ice upon the premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (l) acts or omissions of persons in the premises, other tenants in the Center, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees.
All property of Tenant kept in the premises shall be so kept at Tenant's risk.

Section 11.5.  Insurance--Tenant's Operation.

     Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the premises shall cause the rates of any insurance effected or carried by Landlord on the premises or other property to be increased beyond the regular rate from time to time applicable to the premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as Ansul) approved by Underwriters Laboratories and Factory Mutual and the installation thereof must be approved by the local Insurance Service Office or its equivalent. Tenant shall keep such devices under service as required by such organizations. If gas is used in the premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.6.  Indemnification.

     Tenant shall indemnify and save harmless Landlord from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the premises or Tenant's operations, conduct or activities in the Center.

                                  ARTICLE XII

                  OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section 12.1.  Offset Statement.

     Within ten days after Landlord's request, Tenant shall deliver, executed in recordable form a declaration to Landlord and/or any person designated by Landlord (a) ratifying this Lease; (b) stating the Commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed), (iv) advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) the amount of security deposited with Landlord, such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

Section 12.2.  Attornment.

     Tenant shall, in the event of a sale or assignment of Landlord's interest in the premises or the building in which the premises is located or this Lease or the Center, or in the premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage, foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, not disaffirm this Lease and attorn to the purchaser or such mortgagee, or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires.

Section  12.3.  Subordination.

     A. Mortgage. The Lease shall be junior and inferior at all times to the lien of any mortgage or mortgages which now or hereafter are a lien upon any part of the Center and Tenant shall execute such instruments as Landlord requests to evidence such subordination.

     B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one or more construction, operation, reciprocal easement or similar agreements (hereinafter referred to as "Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate within or near the Center (which Operating Agreements may have been or may be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons hereto fore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such instruments as Landlord requests to evidence such subordination.

Section 12.4.  Failure To Execute Instruments.

     Tenant's failure to execute instruments or certificates provided for in this Article XII within fifteen (15) days after the mailing by Landlord of a written request shall be an event of Default under this Lease.

                                 ARTICLE XIII

                    ASSIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1.  Consent Required.

     Tenant will not sell, assign, mortgage, pledge or in any manner transfer this lease or any interest therein nor sublet all or any part of the premises, nor license concessions nor lease departments therein, without Landlord's written consent. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting.
This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the premises or any part underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, under-tenant or occupant and apply the same to the rent herein reserved, and Landlord shall be entitled to retain any increases in rent resulting from such assignment or underlettings, but no such assignment, underletting occupancy or collection of rent shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

Section 13.2.  Corporate Ownership.

     If any corporate stock of Tenant is transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the effective voting control of

Tenant as it exists on the date hereof, Tenant shall promptly give Landlord written notice of such change and Landlord may terminate this Lease at any time after such change in control by giving Tenant ninety (90) days written notice of such termination.

                                  ARTICLE XIV

                    MERCHANTS' ASSOCIATION AND ADVERTISING

Section 14.1.  Provisions Relating to Merchants' Association.

INTENTIONALLY DELETED

Section 14.2.  Advertising.

INTENTIONALLY DELETED

                                  ARTICLE XV

                               SECURITY DEPOSIT

Section 15.1.  Amount of Deposit.  NONE - INTENTIONALLY DELETED.

                                  ARTICLE XVI

                            DAMAGE AND DESTRUCTION

Section 16.1.  Damage to Premises.

     If the premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord carries pursuant to Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor coverings, wall covering, drapes and equipment), and from the date of such casualty until the premises are so repaired and restored, the Minimum Monthly Rent payments payable hereunder shall abate in such proportion as the part of said premises thus destroyed or rendered untenantable bears to the total premises; PROVIDED, HOWEVER, that
                                                   -----------------
Landlord shall not be obligated to repair and restore if such casualty is caused directly or indirectly by the negligence of Tenant, its agents and employees and no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate, and PROVIDED, FURTHER, that Landlord shall not be obligated to
                 -----------------
expend for such repair or restoration an amount in excess of the insurance proceeds recovered as a result of such damage, and PROVIDED, FURTHER, that if
                                                   -----------------
the premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than 50% of the cost to replace the premises or if the premises shall be damaged, destroyed or rendered untenantable in any respect during the last three Lease years of the Term, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty by giving to Tenant, within 60 days after the happening of such casualty, written notice of such termination.

If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

                                 ARTICLE XVII

                                EMINENT DOMAIN

Section 17.1.  Condemnation.

     If 10% or more of the Premises or 15% or more of the Center shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, is terminated as a result of such an acquisition or condemnation, then Landlord at its election, may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage or labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the premises which together with the remaining portions of the building for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the premises, until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term.

Section 17.2.  Damages.

     Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty.

                                 ARTICLE XVIII

                               DEFAULT BY TENANT

Section 18.1.  Right To Re-Enter.

     The following shall be considered for all purposes to be defaults under and breaches of this lease: (a) any failure of Tenant to pay any rent or other amount due hereunder; (b) any failure of Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than ten days after written notice of such failure; (c) Landlord determining that Tenant has submitted any false report required to be furnished hereunder;
(d) Tenant shall do anything upon or in connection with the premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space; (e) Tenant shall become bankrupt or insolvent or file or have filed against it a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant makes an assignment for the benefit of creditors; (f) if Tenant abandons or vacates or does not do business in the premises for ten (10) days, or (g) this Lease or Tenant's interest herein or in the premises or any improvements thereon or any property of Tenant are executed upon or attached; or (h) the premises come into the hands of any person other than expressly permitted under this Lease. In any such event, and without grace period, demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have hereunder at law or in equity shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the premises, remove all persons and property from the premises, store such property at Tenant's expenses, and without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in Section 3.4 of this Lease. Notwithstanding anything to the contrary herein contained, if Tenant commits any default hereunder for or precedent to which or with respect to which notice is herein required, and commits such defaults within twelve (12) months thereafter, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (as Tenant hereby waiving the same) before exercising any or all remedies available to Landlord.

Section 18.2.  Right To Relet.

     If Landlord re-enters as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the premises, and relet the premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers and attorneys' fees and cost of alterations and repairs; third, to rent due hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

     Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or. If Landlord terminates this Lease for any breach, in addition to any other remedies it may have it may recover from Tenant all damages incurred by reason of such breach or default, including all costs of retaking the premises and including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of this Lease Term over the then reasonable rental value of the premises for the remainder of the Lease Term, all of which shall be immediately due and payable by Tenant to Landlord.

Section 18.3.  Counterclaim.

     If Landlord commences any proceedings for non-payment of rent (minimum rent, percentage rent or additional rent), Tenant will not interpose any counterclaim of any nature of description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

Section 18.4.  Waiver of Rights of Redemption.

     To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the premises due to Tenant's default hereunder or otherwise.

                                  ARTICLE XIX

                              NOTICE TO MORTGAGEE

Section 19.1.

     If the holder of any mortgage covering the premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and said holder shall have the right but not the obligation, to cure such default before Tenant may take any action by reason of such default.

                                  ARTICLE XX

                               TENANT'S PROPERTY

Section 20.1.  Taxes on Leasehold.

     Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the term of this Lease against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the premises by Tenant.

Section 20.2.  Assets of Tenant.

     To secure the performance of Tenant' obligations under this lease, Tenant hereby grants to landlord a security interest in an express contractual lien upon all of Tenant's equipment, furniture, furnishings, appliances, goods, trade fixtures, inventory, chattels, and persona property which will be brought upon the premises by Tenant, and all after acquired property, replacements and proceeds. Landlord is authorized to prepare and file financing statements signed only by Landlord (as secured party) covering the security described above (but Tenant hereby agrees to sign the same upon request). Upon any default under this lease by Tenant as defined in Section
18.1 hereof, any or all of Tenant's obligations to Landlord secured hereby shall, at Landlord's option, be immediately due and payable without notice or demand. In addition to all rights or remedies of Landlord under this Lease and the law, including the right to a judicial foreclosure, Landlord shall have all the rights and remedies of a secured part under the Arkansas Uniform Commercial Code. Landlord's security interest shall be subordinate to the lien or security interest of any vendor or lessor of equipment or chattels upon the premises or of any lender taking or succeeding to a purchase money security interest thereon, and upon Tenant's written request, if no default exists hereunder, Landlord shall execute an instrument confirming such subordination. Upon execution of this Lease, Tenant shall execute and deliver a separate Financing Statement reflecting Landlord's security interest. This security agreement and the security interest hereby created shall survive the termination of this Lease if such termination results from Tenant's default. The above described security interest and lien are in addition to and cumulative of the Landlord's lien provided by the laws of the state in which the Center is located.

                                  ARTICLE XXI

                              ACCESS BY LANDLORD

Section 21.1.  Right of Entry.

     Landlord, its agents and employees shall have the right to enter the premises from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall abate while any such repairs, alterations, improvements or additions are being made. During the last six (6) months of this Lease Term, Landlord may exhibit the premises to prospective tenants and maintain upon the premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligations, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

                                 ARTICLE XXII

                           HOLDING OVER, SUCCESSORS

Section 22.1.  Holding Over.

     If Tenant holds over or occupies the premises beyond this Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over as the charge for and value of the use and occupancy of the premises a sum equal to the greater of (a) the Minimum Annual Rent prorated for the number of days of such holding over, plus a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the premises on a tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period except that the monthly rental shall be increased by 25%.

Section 22.2.  Successors.

     All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

                                 ARTICLE XXIII

                                QUIET ENJOYMENT

Section 23.1.  Landlord's Covenant.

     If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions, Tenant shall peaceably and quietly hold and enjoy the premises for the Lease Term without interruption by Landlord or any person or persons, subject, nevertheless, to the terms and conditions of this Lease.

                                 ARTICLE XXIV

                                 MISCELLANEOUS

Section 24.1.  Waiver.

     No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2.  Accord and Satisfaction.

     Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 24.3.  Entire Agreement.

     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 24.4.  No Partnership.

     Landlord is not and shall not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

Section 24.5.  Force Majeure.

     If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Section 24.5 shall at no time operate to excuse Tenant from any obligations for payment or rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

Section 24.6.  Submission of Lease.

     Submission of this Lease to Tenant does not constitute an offer to lease; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for sixty (60) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

Section 24.7.  Notices.

     All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed as follows:

                    INDIAN HILLS SHOPPING CENTER
                    2851 LAKEWOOD VILLAGE DRIVE
                    NORTH LITTLE ROCK, AR  72116
                    (501) 758-9492 FAX  (501) 758-0835

     All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

                    BANK OF THE OZARKS
                    ATTENTION:  MELVIN EDWARDS 978-2204
                    POST OFFICE BOX 8811
                    LITTLE ROCK, AR  72231-8811

     All notices to be given hereunder by either party shall be written and sent by registered or certified mail, postage pre-paid, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in Section 19.2.

Section 24.8.   Captions and Section Numbers.

     This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 24.9.   Number and Gender.

     The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10.  Joint and Several Liability.

     If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 24.11.  Limitation of Liability.

     Anything to the contrary herein contained, notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall subject to the rights of any first mortgagee, look solely to the interest of Landlord, its successors and assigns, in the Center for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 24.12.  Broker's Commission.

     Each party represents and warrants that it has caused or incurred no claim for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorney fees in connection herewith).

Section 24.13.  Partial Invalidity.

     If any provisions of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 24.14.  Recording.

     The parties agree not to place this Lease or record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms and an agreement specifying the date of the commencement and termination of the Lease Term; PROVIDED, HOWEVER, that the failure to record said Short Form Lease, Memorandum of Lease Agreement shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes fees and other expenses in connection with or prerequisite to recording.

Section 24.15.  Applicable Law.

     This Lease shall be construed under the laws of the State wherein the premises are situated.

Section 24.16.  Option To Renew.

     Landlord hereby grants to Tenant the option to renew this Lease for FIVE
(5) additional term(s) of TWO (2) years each, which shall commence upon the expiration of the next preceding term. Such option, with respect to any renewal term, shall only be exercised by Tenant mailing to Landlord, at Landlord's Notice Address by United States mail, postage prepaid, certified or registered, return receipt requested, notice of the exercise of such option, not later than 180 prior to the expiration of the then current term. No exercise of any option herein granted shall be effective if any event of default under this Lease (a) exists either at the time of exercise or on the expiration of this Lease Term during which it was exercised, or (b) occurs after the exercise and before the commencement of the renewal term.

     In the event any such option is effectively exercised with respect to any renewal term, all terms and conditions of this Lease shall be applicable to such renewal term except the Minimum Annual Rent during the renewal term shall be:

OPTION 1  YEAR 1   $17,911.70 PER ANNUM, PAYABLE MONTHLY AT $1,492.64
--------
          YEAR 2   $18,449.05 PER ANNUM, PAYABLE MONTHLY AT $1,537.42

OPTION 2  YEAR 1   $19,002.52 PER ANNUM, PAYABLE MONTHLY AT $1,583.54
--------
          YEAR 2   $19,572.60 PER ANNUM, PAYABLE MONTHLY AT $1,631.05

OPTION 3  YEAR 1   $20,159.78 PER ANNUM, PAYABLE MONTHLY AT $1,679.98
--------
          YEAR 2   $20,764.57 PER ANNUM, PAYABLE MONTHLY AT $1,730.38

OPTION 4  YEAR 1   $21,387.51 PER ANNUM, PAYABLE MONTHLY AT $1,782.29
--------
          YEAR 2   $22,029.14 PER ANNUM, PAYABLE MONTHLY AT $1,835.76

OPTION 5  YEAR 1   $22,690.01 PER ANNUM, PAYABLE MONTHLY AT $1,890.83
--------
          YEAR 2   $23,370.71 PER ANNUM, PAYABLE MONTHLY AT $1,947.56

     Notwithstanding anything to the contrary in this Lease contained, the term "Lease Term" whenever used in this Lease, shall be defined to include the original term and all renewals and extensions thereof.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.


(Landlord)                       By /s/ J. D. Ashley, Sr.
                                    ---------------------

(Tenant)                         Bank of the Ozarks, wca

                                 By /s/ James C. Patridge
                                    ---------------------
                                    Vice Chairman


                                 Attest /s/ Melvin L. Edwards
                                        ---------------------

STATE OF           )
                   ) ss:
COUNTY OF          )

     Before me, a Notary Public and and for said County and State, appeared James C. Patridge and Melvin L. Edwards, to me personally known, and acknowledged the execution of the foregoing instrument.

     Witness my hand and notarial seal the 20th day of November, 1998.

                                 /s/ Cheri R. Rolett
                                 -------------------
                                 Notary Public in and for Pulaski County, State of Arkansas

                                 My commission expires 9-28-2005

                                            (SEAL)

STATE OF ARKANSAS  )
                   ) ss:
COUNTY OF PULASKI  )

     Before me, a Notary Public and and for said County and State, appeared J.
D. Ashley, Sr., to me personally known, and acknowledged the execution of the foregoing instrument.

     Witness my hand and notarial seal the 19th day of November, 1998.

                                 /s/ Melinda G. Baird
                                 --------------------
                                 Notary Public in and for Pulaski County, State of Arkansas

                                 My commission expires March 7, 2001

                                             (SEAL)

                                   EXHIBIT A

                               LEGAL DESCRIPTION

INDIAN HILLS BLK-100 LOT-004; BLK-100 LOT-001; BLK-200 LOT-002 INDIAN HILLS

                               AMENDMENT TO LEASE
                               ------------------

WHEREAS, the parties:

                    INDIAN HILLS SHOPPING CENTER PARTNERSHIP
                 D/B/A INDIAN HILLS SHOPPING CENTER (LANDLORD)

                                      AND

                        BANK OF THE OZARKS WCA (TENANT)

on NOVEMBER 20, 1998 entered into a lease on a property known as:

                          INDIAN HILLS SHOPPING CENTER
                               6929 JFK, SUITE 4
                          NORTH LITTLE ROCK, ARKANSAS

now wish to incorporate the following clause as a part of the original lease agreement:

     Notwithstanding any other provisions contained in this lease, in the event the Tenant is closed or taken over by the banking authority of the State of Arkansas, or other bank supervisory authority, the Landlord may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority; and any such authority shall in any event have the election either to continue or to terminate the lease: Provided, that in the event this lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount not exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

Dated this eighth day of December, 1998.


____________________________     ___________________________________________
Attest                           Bank of the Ozarks, Tenant
                                 Marnie B. Oldner, Executive Vice President

____________________________     ___________________________________________
Attest                           Indian Hills Shopping Center, Landlord